Exhibit 99.2

Molekule Group, Inc. Announces Closing of $10.0 Million Private Placement and Deferral of $6.0 million Principal Amortization Through 2025

PALM BEACH GARDENS, FL, May 8, 2023 // -- Molekule Group, Inc. (“Molekule” or the “Company”) (Nasdaq: MKUL), reported today the closing of its previously-announced approximately $10 million private placement with a single institutional investor.

The transaction consists of (i) 3,400,000 shares of the Company’s common stock, (ii) a Series A Warrant to purchase up to 3,125,000 shares of common stock, (iii) a Series B Warrant to purchase up to 6,250,000 shares of common stock, and (iv) a Pre-Funded Warrant to purchase up to 2,850,000 shares of common stock. The Company received gross proceeds of $9,971,500.

The Series A Warrant has an exercise price of $1.60 per share, a 5% premium to the five-day volume-weighted average price (“VWAP”) per share at signing; the Series B Warrant has an exercise price of $1.84 per share, a 20% premium to the five-day VWAP at signing; and the Pre-Funded Warrant has a nominal exercise price of $0.01 per share. The Series A and Series B Warrants become exercisable following the receipt of stockholder approval and the filing and distribution of an information statement to the Company’s stockholders; and the Pre-Funded Warrant is currently exercisable. The Series A Warrant terminates eight months after it becomes exercisable. The Series B Warrants and the Pre-Funded Warrant terminate five years after they become exercisable.

The Company also agreed to reduce the exercise price of 1,500,000 outstanding warrants owned by the institutional investor to $2.00.

In addition, as previously announced, on May 2, 2023, the Company reached an agreement in principal, subject to final documentation, with Silicon Valley Bank, a division of First Citizens Bank (“SVB”) to amend its mezzanine loan agreement so as to provide for the deferral of principal payments from April 2024 to April 2025. The Company also reached an agreement in principal with SVB, subject to final documentation, to amend our senior term loan agreement so as to extend the maturity date from April 2026 to March 2028. The amendment of its mezzanine loan agreement to defer principal payments and the amendment of its senior term loan agreement to extend the maturity date collectively result in a deferral of approximately $6.1 million of principal payments through Q1 2025. The Company believes that such additional flexibility will support long-term growth as it continues to aggressively market its enterprise Safe Air-as-a-Service platform, conduct research and development and fund operations.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder, and have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

Pursuant to a registration rights agreement with the investor, the Company has agreed to file an initial registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock to be issued to the investor and shares of common stock underlying the warrants described above and agreed to use its best efforts to have the registration statement declared effective as promptly as practicable thereafter.

The Company plans to use the proceeds to support the roll-out of its Safe Air-as-a-Service platform through purchases of inventory and equipment and continued enhancement of software and technology to support the evolving needs of enterprise customers.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Advisors

The Benchmark Company and Roth Capital Partners acted as the exclusive placement agents for the private placement. Freshfields Bruckhaus Deringer US LLP acted as counsel to the Company. ArentFox Schiff LLP acted as counsel to the placement agents.

About Molekule

Molekule is on a mission to provide clean indoor air to everyone, everywhere. With the largest range of proprietary, FDA-cleared air purification devices on the market, Molekule is providing consumers, business owners and medical professionals with hardware and software solutions to better understand and improve indoor air quality. Its Air Pro, Air Mini+ and Pūrgo™ purification devices can be applied to virtually any indoor space, including homes, classrooms, offices, hospitals and more.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current beliefs and expectations of our management and are subject to known and unknown risks and uncertainties. Words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions help identify forward-looking statements. Factors that could cause actual events to differ include, but are not limited to:

●	general economic conditions in the markets where we operate;
●	the impact of the COVID-19 pandemic and related prophylactic measures;
●	expected timing of regulatory approvals and product launches;
●	non-performance of third-party vendors and contractors;
●	risks related to our ability to successfully sell our products and the market reception to and performance of our products;
●	our compliance with, and changes to, applicable laws and regulations;
●	our limited operating history;
●	our ability to manage growth;
●	our ability to obtain additional financing when and if needed;
●	our ability to expand product offerings;
●	our ability to compete with others in our industry;
●	our ability to protect our intellectual property;
●	the ability of certain stockholders to determine the outcome of matters that require stockholder approval;
●	our ability to retain the listing of our common stock on Nasdaq;
●	our ability to defend against legal proceedings;
●	success in retaining or recruiting, or changes required in, our officers, key employees or directors;
●	the risk that the merger between Molekule and Aura may not be completed; and
●	other economic, business, competitive, and regulatory factors affecting the businesses of the Company generally, including but not limited to those set forth in Molekule’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Molekule’s latest annual report on Form 10-K, as amended, and other SEC filings.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements as a result of various factors. Although we believe that the expectations reflected in the forward-looking statements are reasonable based on information currently available, we cannot assure you that the expectations will prove to have been correct. Accordingly, you should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of the date of this release. We assume no obligation to revise or update any of the forward-looking statements to reflect events or circumstances after the date of this release or to reflect new information or the occurrence of unanticipated events.

Media Contact

Press@molekule.com

Investor Relations Contacts

Ryan Tyler

Chief Financial Officer, Molekule

Ryan.Tyler@molekule.com

MATTIO Communications

molekule@mattio.com